UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Hammersmith Road

London W6 8PW

United Kingdom

(Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing ten ordinary shares, nominal value £0.10 per share	ORTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Transaction (as described below) pursuant to that certain Transaction Agreement, dated October 5, 2023 (the “Transaction Agreement”), between Orchard Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and Kyowa Kirin Co., Ltd., a Japanese joint stock company (“Kyowa Kirin”).

As previously announced, on January 22, 2024, the High Court of Justice of England and Wales (the “Court”) sanctioned the acquisition by Kyowa Kirin International plc, a wholly owned subsidiary of Kyowa Kirin, of the entire issued and to be issued share capital of the Company pursuant to a scheme of arrangement under Part 26 of the U.K. Companies Act 2006 (the “Scheme of Arrangement”, and such acquisition, the “Transaction”) at a public hearing convened by the Court. On January 24, 2024 (the “Closing Date”), the Court’s order which sanctioned the Scheme of Arrangement was delivered to the Registrar of Companies in England and Wales and, as a result, the Company and Kyowa Kirin consummated the Transaction in accordance with the Transaction Agreement and the Scheme of Arrangement.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Concurrently with the closing of the Transaction, the Company repaid all loans and terminated all credit commitments under that certain Senior Term Facilities Agreement, dated May 24, 2019, as amended and restated on January 30, 2023, among the Company, the entities listed as original guarantors therein, MidCap Financial (Ireland) Limited, and the additional lenders party thereto from time to time.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time of the Scheme of Arrangement (the “Effective Time”) all voting and non-voting ordinary shares of the Company, each with a nominal value of £0.10 per share (“Company Ordinary Shares”), issued and outstanding as of the Effective Time were transferred to Kyowa Kirin International plc (a nominee of Kyowa Kirin), and the holders of Company Ordinary Shares became entitled to receive (a) $16.00 in cash, without interest, per American Depositary Share (“ADS”), each representing 10 Company Ordinary Shares (or $1.60 in cash, without interest, per Company Ordinary Share (the “Cash Consideration”)), plus (b) 10 contractual contingent value rights (each, a “CVR”, and together with the Cash Consideration, the “Merger Consideration”) per ADS, which each represent the right to receive a contingent payment of $0.10 in cash (or one CVR per Company Ordinary Share), without interest, if a certain milestone is achieved, pursuant to the Contingent Value Rights Agreement (the “CVR Agreement”) entered into between Kyowa Kirin and a rights agent mutually agreed to by the Company and Kyowa Kirin (the “Rights Agent”) in connection with the completion of the Transaction.

At the Effective Time, subject to all required withholding taxes:

•

each (i) outstanding option to purchase Company Ordinary Shares or Company ADSs (each, a “Share Option”) granted before October 5, 2023 and each Share Option granted following October 5, 2023 that was outstanding immediately prior to the Effective Time, to the extent vested with a per share price that is less than the Cash Consideration (each, an “In-the-Money Vested Share Option”), (ii) vested and outstanding restricted share units relating to Company Ordinary Shares (each, a “Company RSU”), and (iii) vested and outstanding restricted share unit relating to the Company Ordinary Shares and subject to performance vesting (each, a “Company PSU”) was cancelled and automatically converted into the right to receive for each underlying Company Ordinary Share (in the case of Company PSUs, determined based on maximum level of achievement for all performance objectives), (y) an amount in cash from Kyowa Kirin equal to the excess of the Cash Consideration over the per share exercise price, if any, of such award and (z) one CVR; and

•

each (i) unvested Company Share Option that has a per share exercise price that is less than the Cash Consideration (each, an “Unvested In-the-Money Option”), (ii) Company Share Option, whether vested or unvested, with an exercise price per share equal to or greater than the Cash Consideration, (iii) Company RSU that was outstanding and unvested immediately prior to the Effective Time and (iv) Company PSU that was outstanding and unvested as of immediately prior to the Effective Time was automatically canceled at the Effective Time without payment of any consideration being made in respect thereof.

In connection with the closing of the Transaction, Kyowa Kirin implemented a new transitional cash plan (“Transitional Cash Plan”), under which it will grant (or procure the grant of) cash awards (each, a “Transition Award”) under such Transitional Cash Plan to all holders of Unvested In-the-Money Options, and unvested Company RSUs and/or Company PSUs (the “Unvested Awards”). The value of each Transitional Award is equal to the aggregate of the value of (i) the excess, if any, of the Cash Consideration over the per share exercise price, if any, for each Company Ordinary Share underlying such Unvested Awards (in the case of Company PSUs, determined based on maximum level of achievement for all performance objectives) (the “Unvested Cash Consideration”), and (ii) one CVR for each Company Ordinary Share underlying such Unvested Award (in the case of Company PSUs, determined based on maximum level of achievement for all performance objectives) (the “Unvested CVR Consideration”), less any required deductions and withholdings for income tax and National Insurance contributions or social security contributions. The Unvested Cash Consideration and the Unvested CVR Consideration will vest and be paid pursuant to the terms of the original Unvested Award, subject to the holder’s continued service with Kyowa Kirin and its subsidiaries through each applicable vesting date; provided, however, that any portion of the Transition Award that, per the terms of the original Unvested Award, remains outstanding and unvested as of December 31, 2024, shall vest on December 31, 2024 (subject to the holder’s continued service with Kyowa Kirin and its subsidiaries through such date).

The foregoing description of the Transaction and the Transaction Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 5, 2023, which is incorporated herein by reference.

In connection with the closing of the Transaction, Kyowa Kirin and the Rights Agent entered into the CVR Agreement, governing the terms of the CVRs to be received by the Company’s shareholders and holders of certain Company Share Options, Company RSUs and Company PSUs. The CVRs represent the right to receive contingent payments, payable to the Rights Agent for the benefit of the holders of the CVRs, if regulatory approval is granted by the U.S. Food and Drug Administration for the commercial marketing and sale of OTL-200 in the United States of America for the treatment or prevention of metachromatic leukodystrophy (“MLD”), which includes as an intended patient population (for clarity, in addition to any other patient cohorts, if any) both (i) children (or pediatric patients) with late infantile forms of MLD, and (ii) children (or pediatric patients) with early juvenile forms of MLD, in each case that are pre-symptomatic or without clinical manifestations of the disease, on or before 11:59 p.m. Eastern Time on December 31, 2024.

The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only. The CVRs are not transferable, except in the limited circumstances specified in the CVR Agreement, are not evidenced by certificate or other instrument and are not registered or listed for trading. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in Kyowa Kirin or the Company.

There can be no assurance that the milestone set forth in the CVR Agreement will be achieved and that the resulting payments will be required of Kyowa Kirin. The minimum payment on each CVR is zero and the maximum payment on each CVR is $0.10 in cash.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the consummation of the Transaction, the Company requested that the Nasdaq Capital Market (“Nasdaq”) suspend trading of Company ADSs (Nasdaq: ORTX) effective as of the open of trading on January 24, 2024 (which suspension was granted) and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister Company ADSs under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Company ADSs will no longer be listed on Nasdaq. In addition, the Company intends to file with the SEC a certification on Form 15 requesting that its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, all outstanding Company Ordinary Shares were acquired by Kyowa Kirin International plc in accordance with the provisions of the Scheme of Arrangement and the laws of England and Wales, and the Company’s shareholders ceased to have any rights with respect to the Company Ordinary Shares except their rights under the Scheme of Arrangement, including the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the consummation of the Transaction, a change of control of the Company occurred and the Company became an indirect wholly owned subsidiary of Kyowa Kirin.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the Transaction, Alicia Secor, Charles Rowland, Jim Geraghty, John Curnutte, Joanne Beck, Steven Altschuler and Marc Dunoyer each resigned from the Board of Directors of the Company (the “Board”) and from any and all committees of the Board on which they served and ceased to be directors of the Company at the Effective Time. On January 24, 2024, the Board appointed Takeyoshi Yamashita, Yasuo Fujii and Abdul Mullick as directors of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Transaction Agreement, dated as of October 5, 2023, by and between Orchard Therapeutics plc and Kyowa Kirin Co., Ltd. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 5, 2023 (SEC File No. 001-38722)).

2.2**	Contingent Value Rights Agreement, dated as of December 15, 2023, by and among Kyowa Kirin Co., Ltd and Wilmington Savings Fund Society, FSB.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL documents).

*

The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: January 24, 2024	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Operating Officer